UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2021
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134

(239) 301-1000
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	HRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 2, 2021, Mary Pat Salomone retired from the Board of Directors (the “Board”) of Herc Holdings Inc. (the “Company”).

(d) On December 2, 2021, the Board elected Rakesh Sachdev to serve as a director on the Board. Mr. Sachdev is the former Chief Executive Officer of Platform Specialty Products, a specialty chemicals company. The Board has determined that Mr. Sachdev is an independent director under the New York Stock Exchange listing standards and the Company's Corporate Governance Guidelines.

Mr. Sachdev will serve as a member of the Audit Committee and the Finance Committee.

Mr. Sachdev will participate in the non-employee director compensation program, as described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2021, with his annual cash retainer and equity award prorated for his initial term of service. In addition, Mr. Sachdev entered into an Indemnification Agreement with the Company, which contains substantially the same provisions as the indemnification agreements previously entered into with each of the Company’s existing directors, as described in the 2021 definitive proxy statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ S. WADE SHEEK
Name:	S. Wade Sheek
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date:  December 3, 2021

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